Exhibit 99.1

FBL Financial Group Announces Retirement of CEO Bill Oddy; Jim Noyce, CFO, Named
                                  as Successor

    WEST DES MOINES, Iowa--(BUSINESS WIRE)--Nov. 20, 2006--FBL Financial Group, Inc. (NYSE:FFG) today announces the retirement of Chief Executive Officer William J. Oddy effective March 1, 2007. He will be succeeded by Chief Financial Officer James W. Noyce. James P. Brannen, who currently serves as Vice President - Finance, will be appointed Chief Financial Officer.

    Craig Lang, Chairman of the Board, commented, "On behalf of FBL Financial Group and our Board of Directors, I would like to thank Bill for his 38 years of service to FBL and his contributions to our success. During Bill's nearly seven-year tenure as CEO, FBL has grown to be a more diversified and balanced organization, while at the same time achieving exceptional financial returns, with premiums collected that have increased over six-fold, record earnings, assets that have grown three-fold and an all-time high stock price."

    Lang added, "These changes are pursuant to an orderly succession plan that we have had in place at FBL Financial Group. We expect the transition to go very smoothly and are fortunate to have Jim Noyce, who will bring proven leadership to the role of CEO. Our board and management team are confident that Jim will lead FBL Financial Group with the integrity and enthusiasm that he has displayed as Chief Financial Officer. Likewise, Jim Brannen will easily move into the Chief Financial Officer role as he has served FBL in an executive finance capacity for several years and has been an integral part of the FBL management team."

    Oddy Background. William J. (Bill) Oddy, age 62, is a graduate of Drake University and a Fellow of the Society of Actuaries. Bill has been employed by FBL since 1968 and has served as Chief Executive Officer since 2000. Prior to becoming CEO, Bill served as Chief Operating Officer from 1993 to 1997 and Executive Vice President and General Manager of the Company's life insurance subsidiaries from 1997 to 2000. As CEO, Bill serves on the FBL Board of Directors. He is also a director of Berthel Fisher & Company and American Equity Investment Life Insurance Company.

    Noyce Background. James W. (Jim) Noyce, age 51, is a graduate of Drake University with a major in Actuarial Science and Accounting. He joined FBL in 1985 and held various positions in the company before being promoted to Chief Financial Officer in 1995. In addition to his duties as Chief Financial Officer, Jim served as Executive Vice President and General Manager of FBL's property-casualty companies from 2000 to mid-2002 and as Chief Administrative Officer from mid-2002 to present. Jim is a Fellow of the Casualty Actuarial Society, a Member of the American Academy of Actuaries, an Associate of the Society of Actuaries, a Certified Public Accountant and a Fellow of the Life Management Institute. Jim serves on the Advisory Committee of Farm Bureau Bank and is on the Board of Directors of Berthel Fisher & Company.

    Brannen Background. James P. (Jim) Brannen, age 44, is a graduate of the University of Iowa with a major in accounting. He joined FBL in 1991 and held various positions in the tax and accounting areas prior to being named to Vice President - Finance in 2000. Prior to joining FBL, Jim worked primarily on corporate tax matters for insurance companies for Ernst & Young. Jim is a Certified Public Accountant and is a member of the American Institute of Certified Public Accountants and the Iowa Society of Certified Public Accountants.

    FBL Financial Group (www.fblfinancial.com) is a holding company whose primary operating subsidiaries are Farm Bureau Life Insurance Company and EquiTrust Life Insurance Company. FBL underwrites, markets and distributes life insurance, annuities and mutual funds to individuals and small businesses. In addition, FBL manages all aspects of three Farm Bureau affiliated property-casualty insurance companies for a management fee. FBL's three-pronged growth strategy includes (1) growth through its traditional Farm Bureau Life distribution channel,
(2) growth in EquiTrust Life through independent and other distribution channels and (3) acquisitions or consolidations.

    FFG-1

    CONTACT: FBL Financial Group, Inc., West Des Moines
             Kathleen Till Stange, 515-226-6780
             Investor Relations Vice President
             Kathleen.TillStange@FBLFinancial.com